Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

EXHIBIT 10.2

Execution

SECOND AMENDMENT TO

CLINICAL CHEMISTRY ANALYZER AGREEMENT

This Second Amendment to Clinical Chemistry Analyzer Agreement (the "Amendment"), entered into as of April 1st, 2015 (the "Amendment Effective Date") modifies that certain Clinical Chemistry Analyzer Agreement between FUJIFILM Corporation and Heska Corporation, dated January 30, 2007, including its amendments by the First Amendment to Clinical Chemistry Analyzer Agreement dated March 1st, 2014 (collectively "Original Agreement"). Capitalized terms not otherwise defined have the meanings ascribed to them in the Original Agreement. In the event of any conflict between the terms and conditions of the Original Agreement and this Amendment, the terms and conditions of this Amendment shall control. The headings in this Amendment are included for purposes of convenience only and shall not affect the construction or interpretation of its provisions.

W I T N E S S E T H:

WHEREAS, Fuji and Heska entered into the Original Agreement in which Heska was appointed an exclusive distributor of Products in the Territory subject to the terms and conditions of the Original Agreement;

WHEREAS, Fuji and Heska desire to amend the terms and conditions of the Original Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and upon the terms and subject to the conditions set forth below, Heska and Fuji hereby agree as follows:

A G R E E M E N T:

1.	Territory. Section 1.21 of the Original Agreement is hereby deleted in its entirety and replaced with the following:
	1.21a	"Exclusive Territory" shall mean United States and Canada.
	1.21b	"Non-Exclusive Territory" shall mean South Africa and Australia.

2.	Exclusive Appointment. Section 1.23 of the Original Agreement is hereby deleted in its entirety and replaced with the following:
	1.23	"Exclusive Appointment" shall mean Fuji's appointment of Heska and its Affiliates as Fuji's exclusive distributor of Products in the Field, pursuant to which, (i) Fuji shall manufacture and sell to Heska, and Heska shall purchase from Fuji, all of Heska's and its Affiliates' requirements for marketing, promoting, Selling and distributing Products for use in the Field, and (ii) Heska shall have the sole and exclusive right to market, promote, Sell and distribute

 Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

Products for use in the Field, at the prices in Exhibit 1.13, which right shall operate to exclude all others, including Fuji, its Affiliates and all Third Parties.

3.	Non-Exclusive Appointment. Section 1.24 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

	1.24	"Non-Exclusive Appointment" shall mean Fuji's appointment of Heska and its Affiliates as Fuji's non-exclusive distributor of Products in the Field, pursuant to which, (i) Fuji shall manufacture and sell to Heska, and Heska may purchase from Fuji, Heska's and its Affiliates' requirements for marketing, promoting, Selling and distributing Products for use in the Field, and (ii) Heska shall have the non-exclusive right to market, promote, Sell and distribute Products for use in the Field, at the prices in Exhibit 1.13, which right shall not operate to exclude Fuji, its Affiliates, Competing Products, and any Third Parties. Notwithstanding anything to the contrary, under the Non-Exclusive Appointment, Heska may sell Competing Products and any other products, without limitation.

4.	Minimum Commitment. Section 1.26 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

	1.26	"Minimum Commitment" shall mean an annual minimum commitment by Heska to purchase from Fuji the Analyzers in each Fiscal Year in order to maintain the Exclusive Appointment in the Exclusive Territory in the following Fiscal Year. The Minimum Commitment shall be [***].

5.	Exclusive-Appointment; Requirements. Section 3.1 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

	3.1	Exclusive and non-Exclusive Appointment. As of the Effective Date, and for so long as Heska meets the Minimum Commitment under Section 1.26, Fuji hereby makes the Exclusive Appointment in the Exclusive Territory and the Non-Exclusive Appointment in the Non/Exclusive Territory and Heska accepts the Exclusive Appointment in the Exclusive Territory and the Non-Exclusive Appointment in the Non-Exclusive Territory. Pursuant to the Exclusive Appointment in the Exclusive Territory, Fuji agrees (i) to use its commercially reasonable efforts to ensure that any Products Sold outside the Field are not directly Sold by Fuji or indirectly Sold by Fuji's distributors or customers to End Users in the Exclusive Territory, to the extent permitted under applicable competition laws, and (ii) to the extent permitted under applicable competition laws, to not enter into discussions or agreement with End Users or Third Parties, with respect to Products and the Field, without the advanced written permission of Heska. Pursuant to the Exclusive Appointment in the Exclusive Territory, to the extent permitted under applicable competition laws, Heska agrees not to
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Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

market, promote, Sell or distribute Competing Products in the Exclusive Territory for use in the Field. If Heska (a) fails to meet the Minimum Commitment under Section 1.26, unless Heska's failure to purchase such Analyzers is the result of Fuji's failure to deliver Product by the delivery date set forth in the applicable Purchase Order, or (b) sells Competing Products, the Exclusive Appointment in the Exclusive Territory shall be terminated; provided, however, that immediately upon termination of the Exclusive Appointment in the Exclusive Territory following occurrence of (a) or (b), Fuji shall make the Non-Exclusive Appointment in the Exclusive Territory, and Heska shall accept the Non-Exclusive Appointment in the Exclusive Territory. Upon the Non-Exclusive Appointment in the Exclusive Territory, this Agreement shall become non-exclusive between Heska and Fuji, with regard to the Exclusive Territory, the Field, the Products and the Competing Products.

6.	Payments Due. Section 4.10 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

	4.10	Payments Due. All payments due and payable hereunder shall be made by check or wire transfer within sixty (60) days from Heska's receipt of the Products. The invoiced amount shall be paid by Heska to Fuji by: (a) wire transfer to the bank listed on Exhibit 4.10 or otherwise specified by Fuji, or (b) certified bankers check. If the aggregate of Heska's outstanding payments exceed [***], Fuji shall have the right to require Heska to make prepayment with regard to the exceeding balance by wire transfer provided hereabove, provided however that such payments shall be considered to be paid by Heska to Fuji in advance of when they are due. The credit limit shall be reviewed annually for increase, based on the sales records, inventory turnover by Heska, and payments; based on these and the market factors, credit limit increase shall be considered in good faith by Fuji and shall not be unreasonably withheld. Credit limit shall not be less than [***]. For payments made by Heska to Fuji in advance of when they are due, Heska shall be granted a one and one-half percent (1.5%) discount for payments made within twenty (20) days from Heska's receipt of the Products. Discount rate may change based on the credit limit and bank interest, upon mutual written agreement of the Parties.

7.	No Other Changes. Except as expressly modified by this Second Amendment, all other provisions of the Original Agreement shall remain in full force and effect, as amended hereby.

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Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

IN WITNESS WHEREOF, the parties have executed this Amendment by their duly authorized representatives effective as of the last date on which this First Amendment has been duly signed by both parties.

SIGNED:

Heska Corporation		FUJIFILM Corporation

By:	/s/ Kevin S. Wilson	By:	[***]
Name: Kevin Wilson		Name: [***]
Title: CEO, President		Title:	[***]
Date:	14/04/2015	Date:	14/04/2015

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